Exhibit 99.1

Press Release Source: Cycle Country Accessories Corp.

Cycle Country Accessories Corp. Announces Election of New Independent Board Member and Compliance with Amex Listing Requirements.

Spencer, Iowa—(BUSINESS WIRE)—Cycle Country Accessories Corp. (AMEX:ATC - News) announced that its board of directors has elected Mr. Paul DeShaw to its Board of Directors, filling the vacancy created by the resignation of Mr. L. G. Hancher, Jr..  Mr. DeShaw’s service on the board will begin effective February 24, 2010.

Mr. DeShaw was elected as a Class II Director, subject to re-election at the 2010 shareholder meeting.  Mr. DeShaw will serve as an independent director and has been appointed to serve on the Audit Committee of the Board.  His appointment to these positions cures Cycle Country’s noncompliance with certain NYSE Amex listing requirements caused by Mr. Hancher’s resignation.

Mr. DeShaw is a long-standing investor in Cycle Country Accessories Corp.  He is currently a Board Member of BDFSC Holdings Corp.  Mr. DeShaw is also a Vice President of Broker Dealer Financial Services Corp., and Branch Manager of the BDF Investments office in Carroll, IA.  Mr. DeShaw began his career in the securities industry in September, 1967.  In 1995 he joined Broker Dealer Financial Services Corp. and has continued to serve as Vice President, Board Member and Branch Manager of the Carroll office since that time. Mr. DeShaw is a graduate of Iowa State University.

Commenting on the election of Mr. DeShaw, Jeff Tetzlaff, Cycle Country’s CEO, stated “I am very pleased that we have attracted an individual of Paul’s high caliber to our board. Our objective is to grow and strengthen the board by adding individuals with unique and diverse backgrounds who are committed to the success of Cycle Country.”

About Cycle Country Accessories Corp.

The Company is the recognized industry leader in the marketing, sales, design and manufacturing of custom fitting accessories for utility all-terrain vehicles (ATV’s), under the brand names of Cycle Country Accessories and Weekend Warrior. Products include snowplows, mowers, 3-point hitches and implements, storage, bed lifts, brush guards and more.

The Company also produces a line of specialty products for golf carts, lawn and garden equipment and motor sports vehicles under the brand name of Plazco.

Under the brand name of Perf-Form, the Company manufactures and distributes a broad line of high performance oil filters for motorcycles, ATV’s and watercraft.

In addition, the Company provides metal fabrication and contract manufacturing services through its Imdyne division.

www.cyclecountry.com	www.plazco.com	www.perf-form.com	www.imdyne.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations are intended to identify forward-looking statements. Forward-looking statements include the amount misappropriated in connection with the matters discussed above; the period in which the activities discussed above took place and the persons involved in such activities; the outcome of any further investigation or other action that Cycle Country or federal or state authorities may undertake with respect to these matters; the availability of insurance coverage; any remediations that Cycle Country may take with respect to any financial accounting and disclosure control deficiencies it may discover; and Cycle Country’s ability to filed restated financial statements. These statements speak only of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially, including further review of the matters discussed above, actions that may be taken or required as a result of the Investigation, including the need to restate prior financial results, and the conclusions reached by Cycle Country’s management and board of directors based on the results of any investigations, and any further review or investigation.  Cycle Country undertakes no obligation to revise or update publicly any forward-looking statements.

Contact:

Cycle Country Accessories Corp.

Robert Davis

800-841-2222

bdavis@cyclecountry.com